UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Financial Officer of PG&E Corporation

As previously reported on September 17, 2020, Jason P. Wells, PG&E Corporation’s Executive Vice President and Chief Financial Officer resigned from his positions effective September 25, 2020.  On September 21, 2020, the Board of Directors of PG&E Corporation appointed Chris Foster as Interim Chief Financial Officer of PG&E Corporation, effective September 26, 2020.

From April 2020 to present, Mr. Foster, 42, has served as Vice President, Treasury and Investor Relations. From November 2017 to April 2020, Mr. Foster held senior positions within PG&E Corporation’s Investor Relations department, including as its Vice President starting in December 2018. Mr. Foster joined PG&E Corporation in 2011 and has held several senior roles within PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility”), including Director, Integrated Grid Planning and Innovation from June 2016 to October 2017 and Chief of Staff, Office of the Chairman and CEO, from June 2014 to May 2016.

There are no arrangements or understandings between Mr. Foster and any other person(s) pursuant to which he was selected as Interim Chief Financial Officer of PG&E Corporation.

Item 8.01 Other Events.

PG&E Corporation and the Utility currently expect to hold their 2021 joint annual meeting of shareholders (the “2021 Annual Meeting”) in the second quarter of 2021.  Due to PG&E Corporation’s and the Utility’s Chapter 11 bankruptcy proceedings in 2020, the 2021 Annual Meeting will be PG&E Corporation and the Utility’s first annual meeting of shareholders since their 2019 joint annual meeting of shareholders held on June 21, 2019.

Because PG&E Corporation and the Utility will not hold an annual meeting of shareholders in 2020, the deadline for the submission of proposals by shareholders for inclusion in PG&E Corporation’s or the Utility’s proxy materials relating to the 2021 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act will be the close of business on December 10, 2020, which PG&E Corporation and the Utility believe is a reasonable time before they expect to begin to print and send their proxy materials. Any proposal received after such date will be considered untimely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: September 22, 2020	By:		/s/ John R. Simon
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: September 22, 2020	By:		/s/ Brian M. Wong
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary